Filed Pursuant to Rule 424(b)(5)
Registration No. 333-269337

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 1, 2023)

Up to $200,000,000

Class A Common Stock

We have entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co., Nomura Securities International, Inc., and Truist Securities, Inc. (each, an “Agent,” and collectively, the “Agents”) dated April 6, 2023. In accordance with the terms of the Sales Agreement, we may offer and sell by means of this prospectus supplement and the accompanying prospectus shares of our Class A common stock, par value $0.0001 per share (our “Class A common stock”), having an aggregate offering price of up to $200 million from time to time through the Agents, each acting as sales agents.

Our Class A common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “AMPS.” On April 3, 2023, the closing price of our Class A common stock was $5.31 per share.

Sales of our Class A common stock, if any, under this prospectus supplement and the accompanying prospectus will be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Agents are not required to sell any specific amount of securities but will act as our sales agents using commercially reasonable efforts consistent with their normal trading and sales practices, on terms mutually agreed between the Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to the Agents for sales of our Class A common stock sold pursuant to the Sales Agreement will be an amount up to 3.0% of the sales price per share sold under the Sales Agreement. In connection with the sale of our Class A common stock on our behalf, the Agents each will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agents with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended. See “Plan of Distribution” beginning on page S-12 for additional information regarding the compensation to be paid to the Agents.

Our business and an investment in our Class A common stock involve significant risks. These risks are described under the caption “Risk Factors” beginning on page S-5 of this prospectus supplement, page 4 of the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Cantor	Nomura	Truist Securities

The date of this prospectus supplement is April 6, 2023.

TABLES OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our Class A common stock, par value $0.0001 per share (our “Class A common stock”), and supplements information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated February 1, 2023, which includes the documents incorporated by reference therein and provides more general information. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, the information in this prospectus supplement shall control.

Before buying any of our Class A common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus supplement, and any free writing prospectus or prospectus supplement that we have authorized for use in connection with this offering. These documents contain important information that you should consider when making your investment decision.

This prospectus supplement describes the terms of this offering of our Class A common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus supplement and the accompanying prospectus) the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any other person to provide you with different information. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “Altus,” the “Company,” “we,” “us,” “our,” and similar references refer to Altus Power, Inc. and its consolidated subsidiaries.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement and the accompanying prospectus, or any related free writing prospectus are the property of their respective owners.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement or incorporated by reference herein and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, including the risks of investing in our Class A common stock discussed under the heading “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. You should also carefully read the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and related notes, and the exhibits to the registration statement of which this prospectus supplement is a part, before making your investment decision.

About Altus Power, Inc

Overview

Our mission is to create a clean electrification ecosystem to drive the clean energy transition of our customers across the United States while simultaneously enabling the adoption of corporate environmental, social and governance targets. In order to achieve our mission, we develop, own and operate solar generation and energy storage facilities. We have the in-house expertise to develop, build, and provide operations and maintenance and customer servicing for our assets. The strength of our platform is enabled by premier sponsorship from Blackstone Inc., which provides an efficient capital source and access to a network of portfolio companies, and CBRE Group, Inc., which provides direct access to their portfolio of owned and managed commercial and industrial properties.

Through our strategic capital deployment, we are able to build and operate clean energy systems on commercial properties, schools and municipal buildings. The electricity we generate helps customers to reduce electricity bills, progress towards decarbonization targets and support resource management needs throughout the asset lifecycles. Our primary product offering is entering into leases or easements with building or landowners and revenue contracts to sell the power generated by the solar energy system to a various commercial, utility, municipal and community solar off takers. In addition to sale of clean power, we are also addressing our customer’s needs through electric vehicle (“EV”) charging and energy storage offerings.

Company Information

Altus Power, Inc. was originally formed as Altus Power America LLC as a limited liability company under the laws of the State of Delaware on September 4, 2013, converted to a corporation incorporated under the laws of the State of Delaware on October 10, 2014, and changed its name to Altus Power, Inc. on July 7, 2021. Altus Power, Inc. then changed its name to Altus Solar, Inc. on December 8, 2021, and on December 9, 2021, was merged with and into a subsidiary of CBRE Acquisition Holdings, Inc. (the “Merger”) in connection with the closing of the Merger. At the same time, CBRE Acquisition Holdings, Inc., a corporation formed under the laws of the State of Delaware on October 13, 2020, was renamed Altus Power, Inc. on December 9, 2021.

Our principal executive offices are located at 2200 Atlantic Street, 6th Floor, Stamford, CT 06902. Our telephone number is (203) 698-0090, and our website address is https://www.altuspower.com. Information contained on our website or connected thereto is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this prospectus supplement or the registration statement of which it forms a part. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” within the meaning of the Securities Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•

being permitted to present only two years of audited financial statements, and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in our periodic reports and registrations statements;

•	reduced disclosure about the compensation paid to our executive officers;

•	not being required to submit to our stockholders advisory votes on executive compensation or golden parachute arrangements;

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002; and

•	extended transition period available for complying with new or revised accounting standards.

We may take advantage of these exemptions until such time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (1) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (2) December 31, 2026; (3) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (4) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission, or the SEC. We may choose to take advantage of some but not all of these exemptions. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold shares of capital stock.

THE OFFERING

Class A common stock offered by us	Shares of our Class A common stock, par value $0.0001 per share, with an aggregate sale price of up to $200 million.

Class A common stock to be outstanding after this offering	Up to 196,569,184 shares (as more fully described in the notes following this table), assuming sales of 37,664,783 shares of our Class A common stock in this offering at an offering price of $5.31 per share, which was the last reported sale price of our Class A common stock on the NYSE on April 3, 2023. The actual number of shares issued will vary depending on the sales price.

Plan of Distribution	At the market offering that may be made from time to time through or to the “Agents as sales agents. See “Plan of Distribution” on page S-12.

Use of Proceeds	We intend to use the net proceeds from this offering, if any, for general corporate purposes. Our general corporate purposes include, but are not limited to, repayment or refinancing of debt, capital expenditures, funding possible acquisitions, working capital and satisfaction of other obligations. See “Use of Proceeds” on page S-9.

Risk Factors	Investment in our Class A common stock involves a high degree of risk and uncertainty. You should read the “Risk Factors,” beginning on page S-5 of this prospectus supplement, page 4 of the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors to consider before deciding to purchase shares of our Class A common stock.

NYSE symbol	AMPS

The number of shares of our Class A common stock to be outstanding immediately after this offering is based on 158,904,401 shares outstanding as of December 31, 2022, and excludes:

•	8,039,889 restricted and performance stock units outstanding;

•	1,207,500 shares of Class A common stock issuable upon conversion of our Class B common stock, par value $0.0001 per share, issued in connection with the Merger (the “Alignment Shares”); and

•	18,080,412 shares of Class A common stock reserved for future issuance under our 2021 Omnibus Incentive Plan and employee stock purchase plan.

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. Before deciding whether to invest in our Class A common stock, you should consider carefully the risks and uncertainties described below and under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus, together with the other information in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that is authorized for use in connection with this offering. The risks or uncertainties described in these documents are not the only ones we face, but those that we consider to be material as of the date hereof. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. You should not consider past financial performance to be a reliable indicator of future performance, nor should you rely on historical trends to anticipate results or trends in future periods. If any of these risks or uncertainties actually occurs, our business, financial condition, results of operations, or cash flow could be harmed, which could cause the trading price of our Class A common stock to decline and result in a loss of part or all of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

Risks Related to This Offering

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our Class A common stock outstanding prior to this offering. Assuming that an aggregate of 37,664,783 shares of our Class A common stock are sold at a price of $5.31 per share, the last reported sale price of our Class A common stock on NYSE on April 3, 2023, for aggregate gross proceeds of $200 million, and after deducting commissions and estimated offering expenses payable by us, you would experience immediate dilution of $2.14 per share, representing the difference between our as adjusted net tangible book value per share as of December 31, 2022 after giving effect to this offering and the assumed offering price. See the section titled “Dilution” below for a more detailed illustration of the dilution you could incur if you participate in this offering.

You may experience future dilution as a result of future issuances of shares of our Class A common stock or securities convertible into or exchangeable for our Class A common stock.

To raise additional capital, we may in the future offer additional shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Class A common stock, or securities convertible or exchangeable into Class A common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. In addition, the exercise of outstanding stock options and warrants or settlement of outstanding restricted and performance stock units could result in further dilution of your investment.

Our management will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our business, financial condition, or results of operations or enhance the value of our Class A common stock. You may not agree with our decisions, and our use of the proceeds may not yield any return on your investment. We intend to use the proceeds from this offering for general corporate purposes. Our general corporate purposes include, but are not limited to, repayment or refinancing of debt, capital expenditures, funding possible acquisitions, working capital and satisfaction of other obligations. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion over the allocation of the net proceeds.

Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our failure to apply the net proceeds of this offering effectively could compromise our ability to pursue our growth strategy, and we might not be able to yield a significant return, if any, on our investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use the net proceeds from this offering. The failure by our management to apply these funds effectively could result in financial losses that could harm our business, cause the price of our Class A common stock to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference, and any free writing prospectus that is authorized for use in connection with this offering contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “continue,” “expect,” “estimate,” “may,” “plan,” “outlook,” “future” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to our future prospects, developments and business strategies. These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to:

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our ability to successfully integrate into our business and recognize the anticipated benefits of recently completed business combinations and related transactions and generate profit from their operations;

•	our ability to retain customers and maintain and expand relationships with business partners, suppliers and customers;

•	the risk of litigation and/or regulatory actions related to the proposed acquisition of solar assets;

•	changes in applicable laws or regulations;

•	the possibility that we may be adversely affected by other economic, business, regulatory and/or competitive factors; and

•	other factors detailed herein under the section entitled “Risk Factors” and under the sections entitled “Risk Factors” in the accompanying prospectus and the documents incorporated by reference.

These forward-looking statements are based on information available as of the date of this prospectus supplement, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements such as those contained in documents we have filed with the Securities and Exchange Commission (the “SEC”). Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update or revise forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

Market and Industry Data

This prospectus supplement and the accompanying prospectus, together with the information incorporated by reference, include market and industry data and forecasts that Altus has derived from publicly available information, reports of governmental agencies, various industry publications, other published industry sources and internal data and estimates. All market and industry data used herein involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Although we are responsible for the disclosure contained in this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference, and we believe the information from industry publications and other third-party sources included herein is reliable, such information is inherently imprecise and we have not had this information verified by any independent sources. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the heading “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our Class A common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement as a source of financing. We intend to use the net proceeds, if any, from this offering for general corporate purposes. Our general corporate purposes include, but are not limited to, repayment or refinancing of debt, capital expenditures, funding possible acquisitions, working capital and satisfaction of other obligations. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion over the allocation of the net proceeds. We are implementing this “at the market offering” program to add flexibility to our ability to raise equity capital. We do not require any common equity issuances under this program to execute our current growth plans for 2023. Our management is highly aligned with stockholders given their significant equity holdings, and we intend to utilize this program opportunistically, in a manner that optimizes our future capital raising efforts while limiting stockholder dilution.

The amounts and timing of our actual expenditures will depend on numerous factors, including our research and development efforts, as well as the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

DILUTION

Our net tangible book value as of December 31, 2022 was approximately $428 million, or $2.69 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities excluding intangible liabilities, by the number of shares of our Class A common stock outstanding as of December 31, 2022. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our Class A common stock in this offering and the net tangible book value per share of our Class A common stock immediately after this offering.

After giving effect to the assumed sale of 37,664,783 shares of our Class A common stock in this offering at an assumed offering price of $5.31 per share, the last reported sale price of our Class A common stock on NYSE on April 3, 2023, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2022 would have been approximately $624 million, or $3.17 per share. This would represent an immediate increase in net tangible book value of $0.48 per share to existing stockholders and immediate dilution of $2.14 per share to investors purchasing our Class A common stock in this offering at the assumed public offering price. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$5.31
Net tangible book value per share of as December 31, 2022	$2.69
Increase in net tangible book value per share attributable to this offering	$0.48

As adjusted net tangible book value per share as of December 31, 2022, after giving effect to this offering		$3.17

Dilution per share to new investors purchasing our Class A common stock in this offering		$2.14

The table above assumes for illustrative purposes that an aggregate of 37,664,783 shares of our Class A common stock are sold during the term of the Sales Agreement at a price of $5.31 per share, the last reported sale price of our Class A common stock on NYSE on April 3, 2023, for aggregate gross proceeds of $200 million. Pursuant to the Sales Agreement, the shares are being sold from time to time at various prices. An increase of $0.10 per share in the price at which the shares are sold from the assumed offering price of $5.31 per share shown in the table above, assuming all of our Class A common stock in the aggregate amount of $200 million during the term of the Sales Agreement is sold at that price, would increase our adjusted net tangible book value per share after the offering to $3.19 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $2.22 per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $0.10 per share in the price at which the shares are sold from the assumed offering price of $5.31 per share shown in the table above, assuming all of our Class A common stock in the aggregate amount of $200 million during the term of the Sales Agreement is sold at that price, would decrease our adjusted net tangible book value per share after the offering to $3.16 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $2.05 per share, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.

The above discussion and table are based on 158,904,401 shares outstanding as of December 31, 2022, and exclude as of that date:

•	8,039,889 restricted and performance stock units outstanding;

•	1,207,500 shares of Class A common stock issuable upon conversion of our Class B common stock, par value $0.0001 per share, issued in connection with the Merger (the “Alignment Shares”); and

•	18,080,412 shares of Class A common stock reserved for future issuance under our 2021 Omnibus Incentive Plan and employee stock purchase plan.

To the extent that restricted, or performance stock units outstanding as of December 31, 2022 have been settled, or other shares issued, investors purchasing our Class A common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”), with Cantor Fitzgerald & Co., Nomura Securities International, Inc., and Truist Securities, Inc. (each, an “Agent,” and collectively, the “Agents”), under which we may issue and sell shares of our Class A common stock from time to time through or to the Agents, each acting as agent. Pursuant to this prospectus supplement and accompanying prospectus, we may sell shares of our Class A common stock having an aggregate gross sales price of up to $200 million. The Sales Agreement will be filed as an exhibit to a Current Report on Form 8-K on even date herewith and will be incorporated by reference into this prospectus supplement. This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Agents may sell our Class A common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct the Agents not to sell our Class A common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Agents may suspend the offering of our Class A common stock upon notice and subject to other conditions.

We will pay the Agents commissions, in cash, for their services in acting as agent in the sale of our Class A common stock. Each of the Agents will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per share sold through it under the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Agents for certain specified expenses, including the fees and disbursements of its legal counsel, in an amount not to exceed $100,000 and certain ongoing expenses. We estimate that the total expenses for the offering, excluding compensation and reimbursement payable to the Agents under the terms of the Sales Agreement, will be approximately $3.86 million.

Settlement for sales of our Class A common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Agents in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Class A common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Each Agent will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase our Class A common stock under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of our Class A common stock on our behalf, each Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agents against certain civil liabilities, including liabilities under the Securities Act.

The offering of our Class A common stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and each of the Agents may terminate the Sales Agreement at any time subject to the terms of the Sales Agreement.

Each Agent and its affiliates may provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Agents will not engage in any market making activities involving our Class A common stock while the offering is ongoing under this prospectus supplement in violation of Regulation M.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by the Agents and the Agents may distribute this prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

Cozen O’Connor P.C., Minneapolis, Minnesota, will issue an opinion about certain legal matters with respect to the securities offered by this prospectus supplement. The Agents are being represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS

The financial statements of Altus Power, Inc. as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022, incorporated by reference in this prospectus supplement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of DESRI II Acquisition Holdings, L.L.C. and DESRI V Acquisition Holdings, L.L.C., at December 31, 2021 and 2020 and for each of the years in the period ended December 31, 2021 and December 31, 2020, have been audited by CohnReznick LLP, as set forth in its reports included in our amended current report on Form 8-K/A, filed with the SEC on January 19, 2023. Such consolidated financial statements are incorporated by reference herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus, which constitute a part of the registration statement, do not contain all of the information in the registration statement. For further information about us and the securities offered by this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement. The SEC maintains a website that contains the registration statement as well as reports, proxy statements and other information about us and issuers like us that file electronically with the SEC. The address of that website is https://www.sec.gov.

We maintain a website at https://www.altuspower.com. However, the information on our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus. You may also obtain a copy of the documents we file with the SEC that have been or may be incorporated by reference into this prospectus, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents) at no cost to you by writing or telephoning us at the following address: Altus Power, Inc., 2200 Atlantic Street, 6th Floor, Stamford, CT 06902, Attention: Corporate Secretary, telephone (203) 698-0090. Copies of the exhibits to those documents will be provided upon written request to the Secretary and payment of a reasonable fee (which will not exceed our expense incurred in connection with providing such copies).

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement the information in other documents we file with the SEC. This allows us to disclose important information to you by referring you to those documents, instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede such information. We have previously filed the following documents with the SEC and incorporate them by reference into this prospectus supplement:

•	Annual Report on Form 10-K for the year ended December 31, 2022 filed on March 30, 2023;

•	Current Reports on Form 8-K (other than information furnished rather than filed) filed on January 11, 2023, January 24, 2023, February 16, 2023 and March 13, 2023;

•	Amended Current Reports on Form 8-K (other than information furnished rather than filed) filed on January 5, 2023 and January 19, 2023; and

•

The description of our securities registered pursuant to Section 12 of the Exchange Act filed on March 30, 2023 as Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed on March 30, 2023, including any amendment or report filed for the purposes of updating such description.

We also are incorporating by reference any future information filed (rather than furnished) by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the date all securities to which this prospectus supplement relates have been sold or the offering is otherwise terminated. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You can access the reports and documents incorporated by reference into this prospectus through the “Investors” section of our website: https://investors.altuspower.com.You may also direct any requests for reports or documents to:

Altus Power, Inc.

2200 Atlantic Street, 6th Floor

Stamford, CT 06902

Attention: Corporate Secretary

(203) 698-0090

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-269337

PROSPECTUS

Altus Power, Inc.

$600,000,000

Debt Securities

Preferred Stock

Common Stock

Debt Warrants

Equity Warrants

Rights

Units

We may offer and sell up to $600,000,000 in the aggregate of the securities identified from time to time in one or more offerings. This prospectus provides a general description of the securities we may offer.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities.

We may offer and sell these securities directly to our stockholders or to purchasers, or through one or more underwriters, dealers or agents, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide their names and any applicable fees, commissions or discounts. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus and in the applicable prospectus supplement.

Our Class A Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “AMPS.” On January 18, 2023, the closing price of our Class A Common Stock was $8.14 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 1, 2023

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus, either individually or in units, in one or more offerings, up to a total dollar amount of $600,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement, together with additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference.” We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.

We have not authorized any other person to provide you with different information. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

References in this prospectus to “we,” “our” and “us” refer to Altus Power, Inc., a Delaware corporation.

ABOUT ALTUS POWER, INC.

Our mission is to create a clean electrification ecosystem to drive the clean energy transition of our customers across the United States while simultaneously enabling the adoption of corporate environmental, social and governance targets. In order to achieve our mission, we develop, own and operate solar generation and energy storage facilities. We have the in-house expertise to develop, build, and provide operations and maintenance and customer servicing for our assets. The strength of our platform is enabled by premier sponsorship from Blackstone Inc., which provides an efficient capital source and access to a network of portfolio companies, and CBRE Group, Inc., which provides direct access to their portfolio of owned and managed commercial and industrial properties.

Through our strategic capital deployment, we are able to build and operate clean energy systems on commercial properties, schools and municipal buildings. The electricity we generate helps customers to reduce electricity bills, progress towards decarbonization targets and support resource management needs throughout the asset lifecycles. Our primary product offering is entering into leases or easements with building or landowners and revenue contracts to sell the power generated by the solar energy system to a various commercial, utility, municipal and community solar off takers. In addition to sale of clean power, we also addressing our customer’s needs through electric vehicle (“EV”) charging and energy storage offerings.

Our offering provides multiple advantages to our customers relative to the status quo:

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Lower electricity bills. Our streamlined process allows for solar energy credits to get directly applied to a customer’s utility bill, which allows them to realize immediate savings. In addition, our PPAs are typically priced to include a day one savings as compared to the existing utility rates.

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Increase accessibility of clean electricity. Through our use of community solar we are able to provide clean electricity to customers who otherwise would not have been able to construct on-site solar (e.g. apartment and condominium customers). This increases the total addressable market and enables energy security for all.

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Supporting clean energy ecosystem. Demand for clean sources of electricity is anticipated to only increase. We strive to support our customers in their continued transition to the clean energy ecosystem through our solar PV and storage systems as well as our EV charging stations. We expect our continued growth and expansion of product offerings will allow us to support even more customers in this transition.

We own all of our solar systems, which we build and install, with equipment sourced from a wide variety of suppliers. We purchase all major components of the systems we construct, including solar modules, inverters, racking systems, transformers, medium voltage equipment, monitoring equipment and balance of system equipment. All of the labor for the construction of these systems is subcontracted under our standard contracts.

We believe our robust and actionable pipeline is the result of our deep network of developers and channel partners with local expertise, which is beneficial in the many markets where we are active. Our wholly-owned in-house construction company provides expertise in asset development that aids the success of our pipeline projects. Further, we believe that our ability to source deals, our strategic asset financing structure, combined with the demand for clean energy provide us with a competitive advantage and a unique position in the solar power industry.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the

Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable.

Altus intends to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, Altus intends to rely on such exemptions, Altus is not required to, among other things: (a) provide an auditor’s attestation report on Altus system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (b) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (c) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (d) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

Altus will remain an emerging growth company under the JOBS Act until the earliest of (a) the last day of Altus’ first fiscal year following the fifth anniversary of the Closing, (b) the last date of Altus’ fiscal year in which Altus has total annual gross revenue of at least $1.235 billion, (c) the date on which Altus is deemed to be a “large accelerated filer” under the rules of the SEC with at least $700 million of outstanding securities held by non-affiliates or (d) the date on which Altus has issued more than $1.0 billion in non-convertible debt securities during the previous three years.

We were incorporated in Delaware. Our common stock is listed on the NYSE under the symbol “AMPS.” Our principal executive offices are located at 2200 Atlantic Street, 6th Floor, Stamford, CT 06902. Our telephone number is (203) 698-0090, and our website address is https://www.altuspower.com. Information contained on our website or connected thereto is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this prospectus supplement or the registration statement of which it forms a part. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

Additional information about us is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

RISK FACTORS

An investment in our securities involves risks and uncertainties. You should carefully consider the risks set forth under “Risk Factors” in any applicable prospectus, under “Risk Factors” under Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 24, 2022, and under “Risk Factors” under Item 1A of Part II of our Quarterly Report on Form 10-Q for the period ended September 30, 2022, filed with the SEC on November 14, 2022, incorporated by reference herein, and all of the other information contained or incorporated by reference in this prospectus, before investing in our securities. We operate in a changing environment that involves numerous known and unknown risks and uncertainties that could materially adversely affect our operations. Any of the these risks could materially and adversely affect our business, financial condition, results of operations or prospects. However, these risks are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition, results of operations or prospects. In such a case, the trading price of our securities could decline and you may lose all or part of your investment in us. In addition, much of the business information, as well as the financial and operational data contained in our risk factors, are updated by our periodic reports filed with the SEC pursuant to the Exchange Act, which are also incorporated by reference into this prospectus. For more information, see “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements are not purely historical and are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “continue,” “expect,” “estimate,” “may,” “plan,” “outlook,” “future” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to our future prospects, developments and business strategies. These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to:

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the risk that pending acquisitions may not close in the anticipated timeframe or at all due to a closing condition not being met, failure to obtain required consents or regulatory approvals in a timely manner or otherwise;

•

our ability to successfully integrate into our business and recognize the anticipated benefits of recently completed business combinations and related transactions and generate profit from their operations;

•	our ability to retain customers and maintain and expand relationships with business partners, suppliers and customers;

•	the risk of litigation and/or regulatory actions related to the proposed acquisition of solar assets;

•	the possibility that we may be adversely affected by other economic, business, regulatory and/or competitive factors; and

•	the impact of COVID-19, inflationary pressures, and supply chain issues on our business.

Forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate, and management’s beliefs and assumptions and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus, any accompanying prospectus supplement, and the documents that are incorporated by reference herein and therein may turn out to be inaccurate. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus, in any accompanying prospectus supplement and in the documents that are incorporated by reference herein and therein. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

USE OF PROCEEDS

Unless otherwise indicated in any applicable prospectus supplement, we currently intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes. Our general corporate purposes include, but are not limited to, repayment or refinancing of debt, capital expenditures, funding possible acquisitions, working capital and satisfaction of other obligations. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion over the allocation of the net proceeds.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities from us in a primary offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities through one or more underwriters or dealers in a public offering and sale by them, through agents, or directly to one or more purchasers.

We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We may sell the securities being offered by this prospectus by any method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415(a)(4) of the Securities Act, including, without limitation, sales made directly on the Nasdaq Capital Market, on any other existing trading market for our securities or to or through a market maker. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we use a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we use an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In the event that an offering made pursuant to this prospectus is subject to FINRA Rule 5121, the prospectus supplement will comply with the prominent disclosure provisions of that rule.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons or entities participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons or entities participating in the offering of a greater number of securities than we sold to them as part of the offering. In these circumstances, these persons or entities would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons or entities may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with any derivative transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers, and agents may engage in transactions with us, or perform services for us, in the ordinary course of business. We may provide underwriters, dealers and agents with indemnification against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

DESCRIPTION OF DEBT SECURITIES

We have summarized below general terms and conditions of the debt securities or guarantees of debt securities that we may offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to such series of debt securities. In addition, the terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement. We may, but need not, describe any additional or different terms and conditions of those debt securities in an annual report on Form 10-K, a quarterly report on Form 10-Q, or a current report on Form 8-K filed with the SEC, the information in which would be incorporated by reference in this prospectus and that report will be identified in the applicable prospectus supplement.

We will issue the debt securities in one or more series, which will consist of either our senior debt or our subordinated debt, under an indenture between us and a trustee. The debt securities of any series, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities. We may use different trustees for different series of debt securities issued under the indenture. The following summary of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms. This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities of each series will be set forth in those debt securities and may also be set forth in an indenture supplemental to the indenture. For a comprehensive description of any series of debt securities being offered pursuant to this prospectus, you should read both this prospectus and any applicable prospectus supplement.

We have filed the form of indenture as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering and will be incorporated by reference in the registration statement of which this prospectus forms a part. Copies of the indenture, any supplemental indenture and any form of debt security that has been filed may be obtained in the manner described under “Where You Can Find More Information” and “Incorporation of Documents by Reference.” We also urge you to read the indenture, including any related supplemental indenture, applicable to a particular series of debt securities because they, and not this description, define your rights as the holders of debt securities.

Capitalized terms used and not defined in this summary have the meanings specified in the indenture. For purposes of this section of this prospectus, references to “we,” “us” and “our” are to Altus Power, Inc. (parent company only) and not to any of our subsidiaries. References to the “applicable prospectus supplement” are to the prospectus supplement to this prospectus that describes the specific terms and conditions of a series of debt securities.

General

We may offer the debt securities from time to time in as many distinct series as we may determine. Our senior debt securities will be our senior obligations and will rank equally in right of payment with all of our senior indebtedness. If we issue subordinated debt securities, the terms of the subordination will be described in the applicable prospectus supplement. The indenture does not limit the amount of debt securities that we may issue under that indenture. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only.

Debt securities denominated in U.S. dollars will be issued in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange.

Provisions of Indenture

The indenture provides that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:

•	the title of the series;

•	the maximum aggregate principal amount, if any, established for debt securities of the series;

•

the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for that interest;

•	whether the debt securities rank as senior debt, subordinated debt, or any combination thereof and the terms of any subordination;

•	the date or dates on which the principal of any debt securities of the series will be payable or the method used to determine or extend those dates;

•

the rate or rates at which any debt securities of the series will bear interest, if any, the date or dates from which interest, if any, will accrue, the interest payment dates on which interest, if any, will be payable and the regular record date for interest, if any, payable on any interest payment date;

•	the place or places where the principal of and premium, if any, and interest on any debt securities of the series will be payable and the manner in which any payment may be made;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

•

our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or at the option of the holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to that obligation;

•	if other than minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;

•

if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which those amounts will be determined;

•

if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

•

if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which those debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on the debt securities as to which that election is made will be payable, the periods within which and the terms and conditions upon which that election is to be made and the amount so payable (or the manner in which that amount will be determined);

•

if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;

•

if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of those debt securities as of any date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any case, the manner in which the amount deemed to be the principal amount will be determined);

•

if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;

•

if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in that case, the respective depositaries for those global securities and the form of any legend or legends which will be borne by any global securities, and any circumstances in which any global security may be exchanged in whole or in part for debt securities registered, and any transfer of a global security in whole or in part may be registered, in the name or names of persons other than the depositary for that global security or a nominee thereof and any other provisions governing exchanges or transfers of global securities;

•

any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of those debt securities to declare the principal amount thereof due and payable;

•	any addition to, deletion from or change in the covenants described in this prospectus applicable to debt securities of the series;

•

if the debt securities of the series are to be convertible into or exchangeable for cash or any securities or other property of any person (including us), the terms and conditions upon which those debt securities will be so convertible or exchangeable;

•

whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of those persons, the terms and conditions upon which those debt securities will be guaranteed and, if applicable, the terms and conditions upon which those guarantees may be subordinated to other indebtedness of the respective guarantors;

•

whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which those debt securities will be secured and, if applicable, upon which those liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•	if appropriate, a discussion of U.S. federal income tax consequences;

•	if other than the initial trustee is to act as trustee for the debt securities of such series, the name and corporate trust office of such trustee; and

•	any other terms of the debt securities of the series (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder).

Interest and Interest Rates

General

In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in the applicable prospectus supplement.

As used in the indenture, the term “business day” means, with respect to debt securities of a series, any day, other than a Saturday or Sunday, which is not a day on which banking institutions are authorized or obligated by law, regulation or executive order to close in the place where the principal of and premium, if any, and interest on the debt securities of that series are payable.

Fixed Rate Debt Securities

If the debt securities of a series being offered will bear interest at a fixed rate of interest, the debt securities of that series will bear interest at the annual interest rate specified on the cover page of the applicable prospectus supplement. Interest on those debt securities will be payable semi-annually in arrears on the interest payment dates for those debt securities. If the maturity date, the redemption date or an interest payment date is not a business day, we will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the relevant maturity date, redemption date or interest payment date to the date of that payment. Unless otherwise specified in the applicable prospectus supplement, interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

Floating Rate Debt Securities

If the debt securities of a series being offered will bear interest at a floating rate of interest, the debt securities of that series will bear interest during each relevant interest period at the rate determined as set forth in the applicable prospectus supplement. In the applicable prospectus supplement, we will indicate any spread or spread multiplier to be applied in the interest rate formula to determine the interest rate applicable in any interest period. The applicable prospectus supplement will identify the calculation agent for each series of floating rate debt securities, which will compute the interest accruing on the debt securities of the relevant series.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for that purpose (which initially will be the corporate trust office of the trustee). Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of that global security. If any of the debt securities are no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See the section entitled “Book-Entry; Delivery and Form; Global Securities.”

A holder may transfer or exchange any certificated debt securities in definitive form at the corporate trust office of the trustee. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

We are not required to transfer or exchange any debt security selected for redemption for a period of 15 days before sending of a notice of redemption of the debt security to be redeemed.

The registered holder of debt securities will be treated as the owner of those debt securities for all purposes.

Subject to any applicable abandoned property law, all amounts in respect of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after that payment was due and payable will be repaid to us, and the holders of those debt securities will thereafter look solely to us for payment.

Guarantees

Each prospectus supplement will describe, as to the debt securities to which it relates, any guarantees by us or our direct and indirect subsidiaries which may guarantee the debt securities, including the terms of subordination, if any, of such guarantees. Any such guarantees will be made only by certain of our subsidiaries, will be made on a joint and several basis and will be full and unconditional.

Covenants

The indenture sets forth limited covenants, including the covenant described below, that will apply to each series of debt securities issued under the indenture, unless otherwise specified in the applicable prospectus supplement. However, these covenants do not, among other things:

•	limit the amount of indebtedness or lease obligations that may be incurred by us or our subsidiaries;

•	limit our ability or that of our subsidiaries to issue, assume or guarantee debt secured by liens; or

•	restrict us from paying dividends or making distributions on our share capital or purchasing or redeeming our share capital.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the applicable prospectus supplement, the indenture provides that we may consolidate with or merge with or into any other person, and may sell, transfer, lease or convey all or substantially all of our properties and assets to another person, provided that the following conditions are satisfied:

•

we are the continuing entity, or the resulting, surviving or transferee person (the “Successor”) is a corporation, limited liability company, partnership (including a limited partnership), trust or other entity organized and validly existing under the laws of any domestic or foreign jurisdiction and the Successor (if not us) will expressly assume, by supplemental indenture or other document or instrument, all of our obligations under the debt securities and the indenture and, for each security that by its terms provides for conversion, provide for the right to convert that security in accordance with its terms;

•	immediately after giving effect to that transaction, no event of default under the indenture has occurred and is continuing; and

•

if requested, the trustee receives from us an officer’s certificate and an opinion of counsel that the merger, consolidation, transfer, sale, lease or conveyance and the supplemental indenture, as the case may be, complies with the applicable provisions of the indenture.

If we consolidate or merge with or into any other person or sell, transfer, lease or convey all or substantially all of our properties and assets in accordance with the indenture, the Successor will be substituted for us under the indenture, with the same effect as if it had been an original party to the indenture. As a result, the Successor may exercise our rights and powers under the indenture, and we will be released from all our liabilities and obligations under the indenture and the debt securities.

Any substitution of the Successor for us might be deemed for federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for those purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any substitution.

For purposes of this covenant, “person” means any individual, corporation, limited liability company, partnership (including limited partnership), joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, each of the following events are defined in the indenture as an “event of default” (whatever the reason therefor and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series:

(1)

default in the payment of any installment of interest on any debt securities of that series, which continues for 30 consecutive days after becoming due (subject to the deferral of any interest payment in case of an extension period);

(2)

default in the payment of principal of or premium, if any, on any debt securities of that series when it becomes due and payable at its stated maturity, upon optional redemption, upon declaration or otherwise;

(3)	default in the deposit of any sinking fund payment, which continues for 30 days after becoming due by the terms of any debt securities of that series;

(4)

default in the performance, or breach, of any covenant or agreement of ours in the indenture with respect to the debt securities of that series (other than as referred to in clause (1), (2) or (3) above), which continues for a period of 90 days (except that, in the case of a default in the performance or breach of a reporting covenant, such period shall be 180 days) after written notice to us by the trustee or to us and the trustee by the holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series;

(5)	we, pursuant to or within the meaning of the Bankruptcy Law:

•	commence a voluntary case or proceeding;

•	consent to the entry of an order for relief against us in an involuntary case or proceeding;

•	consent to the appointment of a custodian of us or for all or substantially all of our property;

•	make a general assignment for the benefit of our creditors;

•	file a petition in bankruptcy or answer or consent seeking reorganization or relief;

•	consent to the filing of a petition in bankruptcy or the appointment of or taking possession by a custodian; or

•	take any comparable action under any foreign laws relating to insolvency; or

(6)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

•	is for relief against us in an involuntary case, or adjudicates us insolvent or bankrupt;

•	appoints a Custodian of us or for all or substantially all of our property; or

•	orders the winding-up or liquidation of us (or any similar relief is granted under any foreign laws); and the order or decree remains unstayed and in effect for 90 days; or

(7)	any other event of default provided with respect to debt securities of that series occurs as specified in a supplemental indenture.

If an event of default with respect to debt securities of any series (other than an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us) occurs and is continuing, the trustee for that series by notice to us, or the holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series by notice to us and the trustee, may declare the principal of and premium, if any, and accrued and unpaid interest on all the debt securities of that series to be due and payable. Upon a declaration of this type, that principal, premium and accrued and unpaid interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of us occurs and is continuing, the principal of and premium, if any, and accrued and unpaid interest on the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee of that series or any holders.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the debt securities of that series, other than the non-payment of the principal or interest which have become due solely by that acceleration, have been cured or waived, as provided in the indenture.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

We are required to furnish the trustee annually a statement by certain of our officers to the effect that, to the best of their knowledge, we are not in default in the fulfillment of any of our obligations under the indenture or, if there has been a default in the fulfillment of any obligation of us, specifying each default.

No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy unless:

(1)	an event of default has occurred and is continuing and that holder has given the trustee prior written notice of that continuing event of default with respect to the debt securities of that series;

(2)

the holders of not less than 30% of the aggregate principal amount of the outstanding debt securities of that series have requested the trustee to institute proceedings in respect of that event of default;

(3)	the trustee has been offered indemnity satisfactory to it against its costs, expenses and liabilities in complying with that request;

(4)	the trustee has failed to institute proceedings 60 days after the receipt of that notice, request and offer of indemnity; and

(5)	no direction inconsistent with that written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series

The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The indenture provides that if an event of default occurs and is continuing, the trustee will exercise those of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of that person’s own affairs. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with that request.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Modification and Waivers

Modification and amendments of the indenture and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:

•	change the stated maturity of the principal of, or installment of interest on, any debt security;

•

reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of interest on any debt security;

•	reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed;

•	change the coin or currency in which the principal of or premium, if any, or interest on any debt security is payable;

•

impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

•	reduce the requirements for quorum or voting by holders of debt securities in the indenture or the debt security;

•

modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

•

make any change that adversely affects in any material respect the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless that decrease or increase is permitted by the terms of the debt securities; or

•	modify any of the above provisions.

We and the trustee may, without the consent of any holders, modify or amend the terms of the indenture and the debt securities of any series with respect to the following:

•	to add to our covenants for the benefit of holders of the debt securities of all or any series or to surrender any right or power conferred upon us;

•

to evidence the succession of another person to, and the assumption by the successor of our covenants, agreements and obligations under, the indenture pursuant to the covenant described under “ —Covenants—Consolidation, Merger and Sale of Assets”;

•	to add any additional events of default for the benefit of holders of the debt securities of all or any series;

•

to add one or more guarantees for the benefit of holders of the debt securities, and to evidence the release and discharge of any guarantor from its obligations under its guarantee of debt securities and its obligations under the indenture in accordance with the terms of the indenture;

•	to add or appoint a successor or separate trustee or other agent;

•	to provide for the issuance of additional debt securities of any series;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

•	to comply with the rules of any applicable securities depository;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of that supplemental indenture and entitled to the benefit of that provision nor (2) modify the rights of the holder of any debt security with respect to that provision or (b) shall become effective only when there is no debt security described in clause (1) outstanding;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

•

to conform any provision of the indenture, any supplemental indenture, one or more series of debt securities or any related guarantees or security documents to the description of such securities contained in our prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of the securities of such series;

•	to cure any ambiguity, omission, mistake, defect or inconsistency; or

•	to change any other provision; provided that the change does not materially adversely affect the interests of the holders of debt securities of any applicable series.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except a default (1) in the payment of principal of or premium, if any, or interest on debt securities of that series or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any waiver, that default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the indenture; however, no waiver will extend to any subsequent or other default or event of default or impair any rights consequent thereon.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise specified in a prospectus supplement for any series of debt securities, we may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including the principal and premium, if any, and interest to the date of deposit (if the debt securities have become due and payable) or to the maturity thereof or the redemption date of the debt securities of that series, as the case may be. We may direct the trustee to invest those funds in U.S. Treasury securities with a maturity of one year or less or in a money market fund that invests solely in short-term U.S. Treasury securities.

The indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under the indenture, and any omission to comply with those obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (4) and (7) under “ —Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and premium, if any, and interest on the debt securities on the scheduled due dates therefor.

If we effect legal defeasance or covenant defeasance with respect to the debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from that event of default. However, we would remain liable to make payment of amounts due at the time of acceleration.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Same-Day Settlement and Payment

Unless otherwise provided in the applicable prospectus supplement, the debt securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and is subject to and qualified in its entirety by reference to our third amended and restated Certificate of incorporation and our second amended and restated bylaws, copies of which are on file with the SEC as exhibits to registration statements previously filed by us.

Authorized Capital Stock

The third amended and restated certificate of incorporation, authorizes the issuance of 990,000,000 shares of common stock, $0.0001 par value per share, including 988,591,250 shares of Class A common stock, par value $0.0001 per share and 1,408,750 shares of Class B common stock, par value $0.0001 per share (“Class B common stock”), as well as 10,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”).

As of January 13, 2023, we had 158,904,401 shares of Class A common stock and 1,207,500 shares of Class B common stock outstanding. We had no Preferred Stock outstanding as of January 13, 2023. In addition, we had 7,964,889 shares of Class A common stock issuable upon the vesting of restricted stock units outstanding as of January 13, 2023; 22,952,656 shares of Class A common stock available for future issuance as of January 13, 2023 under our 2021 Omnibus Incentive Plan; and 4,662,017 shares of our Class A common stock available for future issuance as of January 13, 2023, under our employee stock purchase plan.

Common Stock

Voting Rights

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of Preferred Stock, under the third amended and restated certificate of incorporation, the holders of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders are entitled to vote generally, including the election or removal of directors. Except as otherwise required by law, holders of each series of common stock shall not be entitled to vote on any amendment to the third amended and restated certificate of incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock or other series of common stock, as applicable, if the holders of such affected series of Preferred Stock or other series of common stock, as applicable, are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the third amended and restated certificate of incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL. Except as otherwise required by law, holders of shares of Class B Common Stock shall be entitled to only such voting rights, if any, as are expressly granted by the third amended and restated certificate of incorporation.

Dividend Rights

Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of capital stock having a preference over or the right to participate with the common stock with respect to the payment of dividends and other distributions in cash, property or shares of capital stock, dividends and other distributions may be declared and paid ratably on the common stock out of our assets that are legally available for this purpose at such times and in such amounts as the Board in its discretion shall determine.

Liquidation, Dissolution and Winding Up

Upon our dissolution, liquidation or winding up, the change of control provisions of the third amended and restated certificate of incorporation shall be deemed to apply with respect to the shares of Class B Common

Stock then outstanding, whether or not such dissolution, liquidation or winding up of us constitutes a change of control thereunder, and after payment or provision for payment of the debts and other our liabilities and subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of capital stock having a preference over or the right to participate with the common stock with respect to the distribution of our assets upon such dissolution, liquidation or winding up, the holders of common stock shall be entitled to receive our remaining assets available for distribution to stockholders ratably in proportion to the number of shares of common stock held by them.

Preemptive or Other Rights

The holders of Class A Common Stock do not have preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to the Class A Common Stock.

Alignment Shares

The alignment shares (the “Alignment Shares”) are designated as shares of Class B Common Stock. The Alignment Shares will automatically convert into shares of Class A Common Stock based upon the total return on the Class A Common Stock as of the relevant measurement date over the seven fiscal years following our business combination (the “Business Combination”) with CBRE Acquisition Holdings, Inc. On the last day of each measurement period (as defined below), which will occur annually over seven fiscal years following consummation of the Business Combination (and, with respect to any measurement period in which we have a change of control or in which we liquidate, dissolve or wind up, on the business day immediately prior to such event instead of on the last day of such measurement period), 201,250 of the shares of Class B Common Stock will automatically convert into shares of Class A Common Stock based upon the Total Return (as further described herein) of our outstanding equity capital as of the relevant measurement date above the price threshold. The first such conversion occurred on March 31, 2022, and 201,250 shares of Class B common stock were automatically converted into 2,011 shares of Class A common stock pursuant to the terms set forth below.

For so long as any Alignment Shares remain outstanding, we may not, without the prior written consent of the holders of a majority of the Alignment Shares then outstanding, take certain actions such as to (i) amend, alter or repeal any provision of the third amended and restated certificate of incorporation, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B Common Stock, or (ii) issue any shares of Class B Common Stock. As a result, the holders of the Alignment Shares may be able to prevent us from taking such actions that some public stockholders may believe are in our interest. Any action required or permitted to be taken at any meeting of the holders of Alignment Shares may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Alignment Shares were present and voted.

Alignment Shares Conversion

On the last day of each measurement period, which will occur annually over seven fiscal years beginning March 31, 2022 (and, with respect to any measurement period in which we have a change of control or in which we liquidate, dissolve or wind up, on the business day immediately prior to such event instead of on the last day of such measurement period), 201,250 Alignment Shares will automatically convert, subject to adjustment as described herein, into shares of our Class A Common Stock (“conversion shares”), as follows:

•

if the sum (such sum, the “Total Return”) of (i) the volume-weighted average price (“VWAP”), calculated in accordance with “—Volume Weighted Average Price” below, of shares of our Class A Common Stock for the final fiscal quarter in such measurement period and (ii) the amount per share of any dividends or distributions paid or payable to holders of our Class A Common Stock, the record date for which is on or prior to the last day of the measurement period, does not exceed the price threshold (as defined below), the number of conversion shares for such measurement period will be 2,013 shares of Class A Common Stock;

•

if the Total Return exceeds the price threshold but does not exceed an amount equal to 130% of the price threshold, then subject to the Conversion Cap (as defined below) the number of conversion shares for such measurement period will be equal to 20% of the difference between (a) the Total Return and (b) the price threshold, multiplied by (I) 63,648,854 (the “Applicable Closing Share Count”) divided by (II) the Total Return; and

•

if the Total Return exceeds an amount equal to 130% of the price threshold, then subject to the Conversion Cap the number of conversion shares for such measurement period will be equal to the sum of: (a) 20% of the difference between (I) an amount equal to 130% of the price threshold and (II) the price threshold, multiplied by (A) the Applicable Closing Share Count, divided by (B) the Total Return; plus (b) 30% of the difference between (I) the Total Return and (II) an amount equal to 130% of the price threshold, multiplied by (A) the Applicable Closing Share Count, divided by (B) the Total Return.

•

Notwithstanding paragraphs 2 and 3 immediately above, in no event shall the number of conversion shares for any such measurement period be less than 2,013 shares of Class A Common Stock. If the provisions set forth in paragraphs 2 and 3 immediately above result in the number of conversion shares for any such measurement period being less than 2,013 shares of Class A Common Stock, then the number of conversion shares for such measurement period will be equal to 2,013 shares of Class A Common Stock.

•

Notwithstanding anything in this section, (i) the aggregate number of conversion shares shall be limited by a conversion cap equal to 14,596,638 (the “Conversion Cap”), and (ii) all remaining shares of Class B Common Stock that cannot be converted into shares of Class A Common Stock as a result of the Conversion Cap being met shall collectively convert into one Conversion Share (the “Remainder Conversion”).

•	The term “measurement period” means (i) the period beginning on December 9, 2021, and ending with, and including, March 31, 2022 and (ii) each of the six successive four-fiscal-quarter periods.

•

The “price threshold” will initially equal $10.00 for the first measurement period and will thereafter be adjusted at the beginning of each subsequent measurement period to be equal to the greater of (i) the price threshold for the immediately preceding measurement period and (ii) the VWAP for the final fiscal quarter of the immediately preceding measurement period (in each case of clause (i) and (ii), as proportionally adjusted to give effect to any stock splits, stock capitalizations, stock combinations, stock dividends, reorganizations, recapitalizations or any such similar transactions).

•

Each conversion of Alignment Shares will apply to the holders of Alignment Shares on a pro rata basis. If, upon conversion of any Alignment Shares, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A Common Stock to be issued to such holder.

We include the following hypothetical scenarios solely for the purpose of illustrating the number of shares of Class A Common Stock that would be issued upon conversion of the Alignment Shares during one measurement period, assuming the Applicable Closing Share Count is 70,000,000, assuming the VWAP is $9.00 for the initial measurement period and assuming that no dividends or distributions have been paid or are payable on shares of Class A Common Stock during the initial measurement period, then the Total Return would be $9.00 per share and the 201,250 Alignment Shares would convert into 2,013 shares of Class A Common Stock following the close of the initial measurement period.

In contrast, assuming the VWAP is $11.00 for the initial measurement period (rather than $9.00) and dividends and distributions equal to $1.00 per share of Class A Common Stock were paid or payable during the initial measurement period (rather than no dividends or distributions), the Total Return would be $12.00, which exceeds the initial $10.00 price threshold, but is less than 130% of the initial $10.00 price threshold. The conversion value would be calculated as 20% of the $2.00 per share appreciation above $10.00, or $0.40 per share, multiplied by 70,000,000 shares of Class A Common Stock or $28,000,000. This conversion value would then be divided by the Total Return of $12.00, which yields 2,333,333 shares of Class A Common Stock. Thus, the 201,250 Alignment Shares would convert into 2,333,333 shares of Class A Common Stock following the close of the initial measurement period (subject to the Conversion Cap).

Continuing with the example above, at the end of the second measurement period, assuming the Total Return is $11.00, the 201,250 Alignment Shares at year end would convert into only 2,013 shares of Class A Common Stock because the Total Return for the second measurement period of $11.00 is less than the price threshold of $12.00. If the Total Return for the second measurement period was instead $16.00, then the 201,250 Alignment Shares would convert into 3,675,000 shares of Class A Common Stock. The Total Return of $16.00 would exceed the price threshold of $12.00 by $4.00, which is more than 130% of the $12.00 price threshold. The conversion value would be calculated as the sum of (i) 20% of $3.60 (the excess over $12.00 of a price equal to 130% of $12.00), or $0.72, and (ii) 30% of $0.40 (the difference between the Total Return and 130% of $12.00), or $0.12, multiplied by 70,000,000 shares of Class A Common Stock or $58,800,000. Such amount would then divided by the Total Return of $16.00, which yields 3,675,000 shares of Class A Common Stock (subject to the Conversion Cap).

The tables below provide an illustration of the number of conversion shares each tranche of Alignment Shares shall convert into based on the Price Threshold and Total Return for a given measurement period, based on an Applicable Closing Share Count of 70,000,000 shares of Class A Common Stock:

Annual Conversion Shares

	Total Return ($)
Price Threshold ($)	$8.00	$9.00	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00
$10.00	2,013	2,013	2,013	1,272,727	2,333,333	3,230,769	4,500,000	5,600,000	6,562,500	7,411,764
$10.50	2,013	2,013	2,013	636,363	1,750,000	2,692,307	3,675,000	4,830,000	5,840,625	6,732,352
$11.00	2,013	2,013	2,013	2,013	1,166,666	2,153,846	3,000,000	4,060,000	5,118,750	6,052,941
$11.50	2,013	2,013	2,013	2,013	583,333	1,615,384	2,500,000	3,290,000	4,396,875	5,373,529
$12.00	2,013	2,013	2,013	2,013	2,013	1,076,923	2,000,000	2,800,000	3,675,000	4,694,117
$12.50	2,013	2,013	2,013	2,013	2,013	538,461	1,500,000	2,333,333	3,062,500	4,014,705
$13.00	2,013	2,013	2,013	2,013	2,013	2,013	1,000,000	1,866,666	2,625,000	3,335,294
$13.50	2,013	2,013	2,013	2,013	2,013	2,013	500,000	1,400,000	2,187,500	2,882,352
$14.00	2,013	2,013	2,013	2,013	2,013	2,013	2,013	933,333	1,750,000	2,470,588
$14.50	2,013	2,013	2,013	2,013	2,013	2,013	2,013	466,666	1,312,500	2,058,823
$15.00	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	875,000	1,647,058
$15.50	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	437,500	1,235,294
$16.00	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	823,529
$16.50	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	411,764
$17.00	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013
$17.50	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013
$18.00	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013
$18.50	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013
$19.00	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013
$19.50	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013
$20.00	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013

	Total Return ($)
Price Threshold ($)	$18.00	$19.00	$20.00	$21.00	$22.00	$23.00	$24.00	$25.00
$10.00	8,166,666	8,842,105	9,450,000	10,000,000	10,500,000	10,956,521	11,375,000	11,760,000
$10.50	7,525,000	8,234,210	8,872,500	9,450,000	9,975,000	10,454,347	10,893,750	11,298,000
$11.00	6,883,333	7,626,315	8,295,000	8,900,000	9,450,000	9,952,173	10,412,500	10,836,000
$11.50	6,241,666	7,018,421	7,717,500	8,350,000	8,925,000	9,450,000	9,931,250	10,374,000
$12.00	5,600,000	6,410,526	7,140,000	7,800,000	8,400,000	8,947,826	9,450,000	9,912,000
$12.50	4,958,333	5,802,631	6,562,500	7,250,000	7,875,000	8,445,652	8,968,750	9,450,000
$13.00	4,316,666	5,194,736	5,985,000	6,700,000	7,350,000	7,943,478	8,487,500	8,988,000
$13.50	3,675,000	4,586,842	5,407,500	6,150,000	6,825,000	7,441,304	8,006,250	8,526,000
$14.00	3,111,111	3,978,947	4,830,000	5,600,000	6,300,000	6,939,130	7,525,000	8,064,000
$14.50	2,722,222	3,371,052	4,252,500	5,050,000	5,775,000	6,436,956	7,043,750	7,602,000
$15.00	2,333,333	2,947,368	3,675,000	4,500,000	5,250,000	5,934,782	6,562,500	7,140,000
$15.50	1,944,444	2,578,947	3,150,000	3,950,000	4,725,000	5,432,608	6,081,250	6,678,000
$16.00	1,555,555	2,210,526	2,800,000	3,400,000	4,200,000	4,930,434	5,600,000	6,216,000
$16.50	1,166,666	1,842,105	2,450,000	3,000,000	3,675,000	4,428,260	5,118,750	5,754,000
$17.00	777,777	1,473,684	2,100,000	2,666,666	3,181,818	3,926,086	4,637,500	5,292,000
$17.50	388,888	1,105,263	1,750,000	2,333,333	2,863,636	3,423,913	4,156,250	4,830,000
$18.00	2,013	736,842	1,400,000	2,000,000	2,545,454	3,043,478	3,675,000	4,368,000
$18.50	2,013	368,421	1,050,000	1,666,666	2,227,272	2,739,130	3,208,333	3,906,000
$19.00	2,013	2,013	700,000	1,333,333	1,909,090	2,434,782	2,916,666	3,444,000
$19.50	2,013	2,013	350,000	1,000,000	1,590,909	2,130,434	2,625,000	3,080,000
$20.00	2,013	2,013	2,013	666,666	1,272,727	1,826,086	2,333,333	2,800,000.00

Once the Conversion Cap is met, all remaining Alignment Shares that cannot convert due to the Conversion Cap will collectively convert into one Conversion Share. As a result, the maximum number of Conversion Shares that may be issued will be 14,596,638.

The conversion shares will be deliverable no later than the tenth day following the last day of each applicable measurement period. The conversion shares will be delivered no later than 10:00 a.m., New York City time, on the date of issuance. We are required to publicly announce the number of conversion shares to be issued no less than two business days prior to issuance.

Volume Weighted Average Price

“VWAP” per share of our Class A Common Stock on any trading day means the per share volume weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by us) page “VAP” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant trading day until the close of trading on such trading day (or if such volume-weighted average price is unavailable, the market price of one share of Class A Common Stock on such trading day determined, using a volume weighted average method, by an independent financial advisor retained for such purpose by us). “VWAP” for any period means the volume-weighted average of the respective VWAPs for the trading days in such period.

Change of Control

Upon a change of control, for the measurement period in which the change of control transaction occurs, the 201,250 Alignment Shares will automatically convert into conversion shares (on the business day immediately prior to such event), as follows:

•

if, prior to the date of such change of control, the Alignment Shares have already cumulatively converted into a number of shares of Class A Common Stock equal in the aggregate to at least 5% of the Applicable Closing Share Count (the “5% Threshold Amount”), the number of conversion shares will equal the greater of (i) 2,013 shares of Class A Common Stock and (ii) subject to the Conversion

Cap, the number of shares of Class A Common Stock that would be issuable based on the excess of the Total Return above the price threshold as described above with such Total Return calculated based on the cash purchase price in the change of control transaction or deemed value of the consideration received by holders of Class A Common Stock, rather than the VWAP for the final fiscal quarter in the relevant measurement period;

•

if, prior to the date of the change of control, the Alignment Shares have not already cumulatively converted into a number of shares of Class A Common Stock equal in the aggregate to at least the 5% Threshold Amount, subject to the Conversion Cap, the number of conversion shares will equal the greater of (i) the 5% Threshold Amount less any shares of Class A Common Stock previously issued upon conversion of Alignment Shares and (ii) the number of shares that would be issuable based on the excess of the Total Return above the price threshold described above with the Total Return calculated based on the cash purchase price in the change of control transaction or deemed value of the consideration received by holders of Class A Common Stock, rather than the VWAP for the final fiscal quarter in the relevant measurement period; and

•

to the extent any remaining tranches of 201,250 Alignment Shares remain outstanding, all remaining tranches of 201,250 Alignment Shares will automatically convert into one (1) share of our Class A Common Stock.

A change of control is the occurrence of any one of the following: (a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our wholly owned subsidiaries and our and their respective employee benefit plans, (A) has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of common stock representing more than 50% of the voting power of our common stock and (B) has filed a Schedule TO or any schedule, form or report under the Exchange Act disclosing that an event described in clause (A) has occurred; provided, however, that a “person” or “group” will not be deemed a beneficial owner of, or to own beneficially, any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” or any of their affiliates until such tendered securities are accepted for purchase or exchange thereunder; (b) the consummation of (A) any recapitalization, reclassification or change of our common stock (other than a change from no par value to par value, a change in par value or a change from par value to no par value, or changes resulting from a subdivision or combination) as a result of which all of our common stock would be converted into, or exchanged for, stock, other securities, or other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which all of the Class A Common Stock will be converted into cash, securities or other property or assets (including any combination thereof); or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of our or our consolidated assets, taken as a whole, to any person or entity (other than one of our wholly owned subsidiaries, and other than a pledge or hypothecation of assets (but not foreclosure in respect thereof)); provided, however, that a transaction described in clauses (A) or (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of the common equity of the continuing or surviving entity immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction will not be deemed to be a change of control pursuant to this clause (b); (c) our stockholders approve any plan or proposal for our liquidation or dissolution (other than a liquidation or dissolution that will occur contemporaneously with a transaction described in clause (b)(B) above); or (d) our Class A Common Stock ceases to be listed or quoted on any of the NYSE, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors); provided, however, that a transaction or transactions described in clauses (a) or (b) above will not constitute a change of control, if at least 90% of the consideration received or to be received by the holders of our common stock, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions, consists of shares of common stock that are listed or quoted on any of the NYSE, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions such consideration becomes the equity interests into which the Alignment Shares convert.

Preferred Stock

The third amended and restated certificate of incorporation authorizes 10,000,000 shares of undesignated Preferred Stock and provides that shares of Preferred Stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able to, without stockholder approval, issue shares of Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our common stock and could have anti-takeover effects. The ability of our Board to issue shares of Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no Preferred Stock outstanding at the date hereof.

Dividends

We have not paid any cash dividends on shares of our common stock to date. The payment of cash dividends in the future will depend upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our Board at such time. In addition, our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future.

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct, fraud or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law and Our Third Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws

We will be subject to the provisions of Section 203 of the Delaware General Corporate Law (the “DGCL”) regulating corporate takeovers upon completion of this offering. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our authorized but unissued common stock and Preferred Stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum for Certain Lawsuits

Our third amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of our company, (ii) action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or stockholder of our company to our company or our company’s stockholders, (iii) action asserting a claim against our company or any current or former director, officer, employee or stockholder of our company arising pursuant to any provision of the DGCL or our third amended and restated certificate of incorporation or our second amended and restated bylaws (as either may be amended from time to time) or (iv) action asserting a claim governed by the internal affairs doctrine of the State of Delaware. These provisions shall not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, our third amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, or the rules and regulations promulgated thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. There remains uncertainty as to whether a court would enforce our provision. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of our company shall be deemed to have notice of and consented to the forum provisions in our third amended and restated certificate of incorporation.

Special Meeting of Stockholders

Our third amended and restated certificate of incorporation provides that special meetings of our stockholders may be called only by a majority vote of our Board or by our Chair (subject to law and the rights of Preferred Stock).

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our second amended and restated bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by our secretary at our principal executive offices not later than the close of business on the 90th nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our second amended and restated bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Action by Written Consent

Any action required or permitted to be taken by our common stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of stockholders (other than holders of our Alignment Shares).

DESCRIPTION OF WARRANTS

We may issue debt warrants to purchase debt securities, as well as equity warrants to purchase common stock or preferred stock. The warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants are to be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as shall be set forth in the prospectus supplement relating to warrants being offered pursuant to such prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

Debt Warrants

The applicable prospectus supplement will describe the terms of debt warrants offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including the following:

•	the title of the debt warrants;

•	the aggregate number of the debt warrants;

•	the price or prices at which the debt warrants will be issued;

•

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant;

•	the date on which the right to exercise the debt warrants will commence, and the date on which this right will expire;

•	the maximum or minimum number of debt warrants which may be exercised at any time;

•	a discussion of any material Federal income tax considerations; and

•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of debt warrants.

Holders may exercise debt warrants at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The applicable prospectus supplement will describe the following terms of equity warrants offered:

•	the title of the equity warrants;

•	the securities (i.e., common stock or preferred stock) for which the equity warrants are exercisable;

•	the price or prices at which the equity warrants will be issued;

•

if applicable, the designation and terms of the common stock or preferred stock with which the equity warrants are issued, and the number of equity warrants issued with each share of common stock or preferred stock;

•	if applicable, the date on and after which the equity warrants and the related common stock or preferred stock will be separately transferable;

•	if applicable, a discussion of any material Federal income tax considerations; and

•	any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of equity warrants.

Prior to exercise of the equity warrants, holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.

The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each equity warrant, we may elect to adjust the number of equity warrants. We are not required to make adjustments in the number of shares purchasable upon exercise of the equity warrants until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of our property in its entirety or substantially in its entirety, the holder of each outstanding equity warrant shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which the equity warrant was exercisable immediately prior to such transaction.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such principal amount of securities or shares of stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement and any incorporated documents relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;

•	the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed shares or an over-allotment privilege to the extent shares are fully subscribed;

•	if applicable, the material terms of any standby underwriting or purchase arrangement; and

•	a discussion of certain United States federal income tax consequences applicable to the rights offering.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as a single security, rather than as the separate constituent securities comprising such units. While the features we have summarized below will generally apply to any units we may offer under this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The specific terms of any units may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those units, as well as for other reasons. Because the terms of any units we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We urge you to read the applicable prospectus supplement related to the specific units being offered, as well as the complete instruments that contain the terms of the securities that comprise those units. Certain of those instruments, or forms of those instruments, have been or will be filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

Enforceability of Rights by Holders of Units

Any unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of any related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Commission.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depository is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities.

We will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

LEGAL MATTERS

Cozen O’Connor P.C., Minneapolis, Minnesota, will issue an opinion about certain legal matters with respect to the securities offered hereby.

EXPERTS

The financial statements of Altus Power, Inc. incorporated by reference in this Registration Statement on Form S-3, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

The consolidated financial statements of DESRI II Acquisition Holdings, L.L.C. and DESRI V Acquisition Holdings, L.L.C., at December 31, 2021 and 2020 and for each of the years in the period ended December 31, 2021 and December 31, 2020, as set forth in its report included in our amended current report on Form 8-K/A, filed with the SEC on January 19, 2023, which is incorporated by reference into this prospectus and elsewhere in the registration statement of which this prospectus is a part, have been included herein and in the registration statement in reliance upon the report of CohnReznick LLP, an independent public accounting firm, given its authority as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement. For further information about us and the securities offered by this prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement. You may read and copy the registration statement as well as our reports, proxy statements and other documents we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is https://www.sec.gov.

We maintain an Internet website at https://www.altuspower.com. However, the information on our Internet website is not incorporated by reference in this prospectus and any prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement. You may also obtain a copy of the documents we file with the SEC that have been or may be incorporated by reference into this prospectus, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents) at no cost to you by writing or telephoning us at the following address: Altus Power, Inc., 2200 Atlantic Street, 6th Floor, Stamford, CT 06902, Attention: Corporate Secretary, telephone (203) 698-0090. Copies of the exhibits to those documents will be provided upon written request to the Secretary and payment of a reasonable fee (which will not exceed our expense incurred in connection with providing such copies).

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information in other documents we file with the SEC. This allows us to disclose important information to you by referring you to those documents, instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede such information. We have previously filed the following documents with the SEC and incorporate them by reference into this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2021 filed on March 24, 2022 (our “Annual Report”);

•

Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022 filed on May 16, 2022, the quarter ended June 30, 2022 filed on  August 15, 2022, and the quarter ended September 30, 2022 filed on  November 14, 2022;

•

Current Reports on Form 8-K filed on May 26, 2022, June  1, 2022 (Item 8.01 only), June  15, 2022, August  17, 2022, September  15, 2022, September  27, 2022 (Item 8.01 only), September  29, 2022, October  11, 2022, October  20, 2022, November  14, 2022 (Items 1.01 and 9.01 only), December  19, 2022, December 27, 2022 and  January 11, 2023;

•	Amended Current Reports on Form 8-K filed on November 14, 2022, January 5, 2023 and January 19, 2023; and

•

The description of our securities registered pursuant to Section 12 of the Exchange Act filed on March 24, 2022 as Exhibit 4.4 to our Annual Report, including any amendment or report filed for the purposes of updating such description.

We also are incorporating by reference any future information filed (rather than furnished) by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date all securities to which this prospectus relates have been sold or the offering is otherwise terminated and also between the date of the registration statement that contains this prospectus and prior to effectiveness of such registration statement. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You can access the reports and documents incorporated by reference into this prospectus through the “Investors” section of our website: https://investors.altuspower.com.You may also direct any requests for reports or documents to:

Altus Power, Inc.

2200 Atlantic Street, 6th Floor

Stamford, CT 06902

Attention: Corporate Secretary

(203) 698-0090

Up to $200,000,000

Class A Common Stock

PROSPECTUS SUPPLEMENT

Cantor	Nomura	Truist Securities

April 6, 2023